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                                                                    EXHIBIT 99.1


AT ANDREA ELECTRONICS
---------------------
Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779


FOR IMMEDIATE RELEASE
---------------------

November 11, 2004


       ANDREA ELECTRONICS CORPORATION ANNOUNCES THIRD QUARTER 2004 RESULTS
       -------------------------------------------------------------------
 Closing In On Breakeven Operating Performance; Current Quarter Financials
                       Prepared On a Going Concern Basis

     MELVILLE, NEW YORK, NOVEMBER 11, 2004 - Andrea Electronics Corporation (AMEX: AND) today reported that net revenues for the quarter ended September 30, 2004 were approximately $1.3 million as compared to net revenues of $1.2 million for the same quarter in 2003. Net loss for the quarter ended September 30, 2004 was approximately $0.3 million, and a basic and diluted loss attributable to common shareholders of $0.01 per share, as compared to a net loss of approximately $1.1 million, or a basic and diluted loss attributable to common shareholders of $0.05 per share, for the three months ended September 30, 2003.

Net revenues for the nine months ended September 30, 2004 were approximately $4.2 million, inclusive of sales returns recovery - restructuring of $0.2 million, versus net revenues of $3.7 million for the same nine month period in 2003. Net loss for the nine month period ended September 30, 2004 was approximately $1.3 million, and a basic and diluted loss attributable to common shareholders of $0.06 per share, as compared to a net loss of approximately $0.7 million, and a basic and diluted loss attributable to common shareholders of $0.05 per share, for the nine month period ended September 30, 2003. The net loss for the nine month period ended September 30, 2003 included income from discontinued operations of approximately $2.5 million, or basic and diluted income attributable to common shareholders of $0.11 per share.

"While sequential quarterly net revenues increased modestly in the current quarter, net revenues in the first nine months of 2004, inclusive of sales returns recovery - restructuring of $0.2 million, represented a 13% increase as compared to the first nine months of last year," stated Corisa L. Guiffre, Vice President and Chief Financial Officer. "Additionally, research and development and general, administrative and selling expenses combined for the three and nine month periods ended September 30, 2004 decreased 33% and 28%, respectively, as compared to the same periods last year. Andrea has now put forth five consecutive quarters of declining non-impairment related operating losses, which continues to evidence the Company's overall fiscal progress," Ms. Guiffre concluded.

"During the third quarter of 2004, we continued to close in on our strategic goal of minimally achieving breakeven operating performance," stated Paul E. Donofrio, President and Chief Executive Officer. "While current quarter net revenues grew modestly, Andrea's operating expenses have continued to decline especially in the research and development area. Overall, the Company's current quarter net loss has been reduced by nearly 70% as compared to the same period last year. Notwithstanding these notable strides, a concerted and dedicated effort still remains in terms of securing greater market penetration of our computer headset and digital products," Mr. Donofrio concluded.

For the third quarter of 2004, Andrea Anti-Noise Products revenues were approximately $0.6 million, as compared to $0.6 million for the third quarter of 2003. For the third quarter of 2004, Andrea DSP Microphone and Audio Software Products revenues were approximately $0.7 million as compared to $0.6 for the third quarter of 2003. The increase in the Andrea DSP Microphone and Audio Software Products revenues is primarily attributable to increased product shipments to several of our OEM customers.

For the first nine months of 2004, Andrea Anti-Noise Products revenues were approximately $2.1 million, inclusive of sales returns recovery - restructuring of $0.2 million, as compared to $1.9 million for the first nine months of 2003. For the first nine months of 2004, Andrea DSP Microphone and Audio Software Products revenues were approximately $2.1 million as compared to $1.8 for the first nine months of 2003. The increase in the Andrea DSP Microphone and Audio Software Products revenues is primarily attributable to increased product shipments to several of our OEM customers.

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Andrea Electronics Announces Third Quarter 2004 Results
Page 2


At September 30, 2004, we had total cash and cash equivalents and short-term investments of approximately $1.4 million. Total assets were approximately $8.4 million with total current assets of approximately $3.5 million. Total liabilities were approximately $2.6 million with total current liabilities of approximately $2.3 million. Total shareholders' equity at September 30, 2004 was approximately $5.8 million, which increased approximately $8.3 million from the December 31, 2003 total shareholders' deficiency of approximately $2.5 million. This increase is primarily due to the reclassification of previously redeemable preferred stock from temporary equity to permanent equity as a result of the balance sheet restructuring and capital infusions that took place during the first half of 2004.

The Company has implemented several measures in an effort to reduce expenses and to help preserve cash. The Company continues to pursue additional financial as well as strategic sources of capital. These efforts could include the sale of assets of the Company. There can be no assurances that the Company will be successful in its attempts to raise sufficient capital essential to the Company's survival. To the extent that the Company is unable to raise the necessary operating capital, it will not be able to develop and implement a business plan, and it will become necessary to curtail or cease operations. Additionally, even if the Company does raise sufficient operating capital, there can be no assurances that the net proceeds will be sufficient enough to enable it to develop its business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about its ability to continue as a going concern. As such, the Company's third quarter condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

ABOUT ANDREA ELECTRONICS

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company's patented Digital Super Directional Array (DSDA(R)), patent-pending Directional Finding and Tracking Array (DFTA(R)), patented PureAudio(R), and patented EchoStop(TM) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Visit Andrea Electronics' website at www.AndreaElectronics.com or call 1-800-442-7787.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward- looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for research and development, marketing and general and administrative expenses; infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors; the emergence of new competitors in the marketplace; the Company's ability to compete successfully against established competitors with greater resources; the uncertainty of future governmental regulation; the Company's ability to obtain additional funds; and general economic conditions. No assurance can be given that the Company will achieve any material sales or profits from the products introduced in this release. These and other similar factors are discussed under the heading "Cautionary Statement Regarding Forward-looking statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-KSB and in the Company's Annual Report to shareholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

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Andrea Electronics Announces Third Quarter 2004 Results
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ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
                                                              For the Three Months Ended        For the Nine Months Ended
                                                          ---------------------------------  --------------------------------
                                                            September 30,    September 30,    September 30,    September 30,
                                                                2004             2003             2004             2003
                                                           ---------------  ---------------  ---------------  ---------------

Revenues
    Product revenues                                       $     886,991     $   749,888      $   2,687,210    $   2,440,802
    License revenues                                             416,670         416,670          1,250,010        1,250,010
                                                           -------------     ------------     --------------   --------------
               Revenues                                        1,303,661       1,166,558          3,937,220        3,690,812
Sales returns recovery - restructuring                                 -               -            215,325                -
                                                           -------------     ------------     --------------   --------------
               Net revenues                                    1,303,661       1,166,558          4,152,545        3,690,812
Cost of revenues                                                 554,090         653,251          1,832,677        1,941,979
                                                           --------------    ------------     --------------   --------------
               Gross margin                                      749,571         513,307          2,319,868        1,748,833
Research and development expenses                                321,083         667,207          1,085,853        2,177,978
General, administrative and selling expenses                     756,780         949,938          2,624,732        2,959,623
                                                           --------------    ------------     --------------   --------------
               Loss from operations                             (328,292)     (1,103,838)        (1,390,717)      (3,388,768)
                                                           --------------    ------------     --------------   --------------
Other income (expense)
    Interest (expense) income, net                                (2,527)            508                (39)          41,039
    Rent and miscellaneous income (expense)                       (2,536)         30,873            108,427          108,511
                                                           --------------    ------------     --------------   --------------
               Other income (expense)                             (5,063)         31,381            108,388          149,550
                                                           --------------    ------------     --------------   --------------
               Loss from continuing operations                  (333,355)     (1,072,457)        (1,282,329)      (3,239,218)
Income from discontinued operations, net of $0 tax                     -               -                  -        2,534,824
                                                           --------------    ------------     --------------   --------------
               Net loss                                    $    (333,355)    $(1,072,457)     $  (1,282,329)   $    (704,394)
                                                           ==============    ============     ==============   ==============
Basic and diluted loss per share:
Numerator for loss per share:
   Loss from continuing operations                         $    (333,355)    $(1,072,457)     $  (1,282,329)   $  (3,239,218)
    Series C Redeemable Convertible Preferred Stock
      dividends                                                        -         113,892             45,518          334,182
    Series C Convertible Preferred Stock deemed dividend               -               -            469,465                -
    Series D Convertible Preferred Stock beneficial
      conversion feature                                               -               -            753,012                -
                                                           --------------    ------------     --------------   --------------
    Loss from continuing operations attributable to
      common shareholders - basic and diluted                   (333,355)     (1,186,349)        (2,550,324)      (3,573,400)
    Income from discontinued operations, net of $0 tax                 -               -                  -        2,534,824
                                                           --------------    ------------     --------------   --------------
         Net loss attributable to common shareholders -
            basic and diluted                              $    (333,355)    $(1,186,349)     $  (2,550,324)   $  (1,038,576)
                                                           ==============    ============     ==============   ==============
Denominator for loss per share:
   Basic and diluted weighted average shares                  52,231,554      24,310,003         45,107,212       22,785,111
                                                           ==============    ============     ==============   ==============

   Basic and diluted loss from continuing operations
     attributable to common shareholders per share         $        (.01)    $      (.05)     $        (.06)   $        (.16)
   Basic and diluted income from discontinued operations
     per share                                                         -               -                  -              .11
                                                           --------------    ------------     --------------   --------------
   Basic and diluted net loss attributable to common
     shareholders per share                                $        (.01)    $      (.05)     $        (.06)   $        (.05)
                                                           ==============    ============     ==============   ==============
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Andrea Electronics Announces Third Quarter 2004 Results
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ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                                                                  September 30,    December 31, 2003
                                            ASSETS                                                    2004                2003
                                                                                                    (audited)          (audited)
                                                                                                -----------------  ----------------
Current Assets
      Cash and cash equivalents                                                                 $      761,326      $    1,725,041
      Short-term investments                                                                           600,000                   -
      Accounts receivable, net of allowance for doubtful accounts of $23,706 and $56,697,
          respectively                                                                                 445,650             611,422
      Note receivable                                                                                        -             354,986
      Inventories, net                                                                               1,167,611           1,301,791
      Prepaid expenses and other current assets                                                        532,575             181,018
                                                                                                ---------------     ---------------
         Total current assets                                                                        3,507,162           4,174,258

Property and equipment, net                                                                            139,335             219,182
Intangible assets, net                                                                               4,461,832           4,805,630
Other assets, net                                                                                      258,678             268,090
                                                                                                ---------------     ---------------
         Total assets                                                                           $    8,367,007      $    9,467,160
                                                                                                ===============     ===============

                      LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
                      -------------------------------------------------

Current Liabilities:
      Trade accounts payable                                                                    $      395,649      $      731,092
      Current portion of long-term debt                                                                  1,161              16,527
      Accrued restructuring charges                                                                          -             238,391
      Deferred revenue                                                                               1,154,954           1,666,680
      Other current liabilities                                                                        780,785           1,714,439
                                                                                                ---------------     ---------------
         Total current liabilities                                                                   2,332,549           4,367,129

Deferred revenue                                                                                             -             713,284
Other liabilities                                                                                      230,361             238,671
                                                                                                ---------------     ---------------
         Total liabilities                                                                           2,562,910           5,319,084
                                                                                                ---------------     ---------------
Series B Redeemable Convertible Preferred Stock, net, $.01 par value; authorized: 1,000
   shares; issued and outstanding: 0 shares                                                                  -                   -
Series C Redeemable Convertible Preferred Stock, net, $.01 par value; authorized: 1,500 shares; issued and outstanding: 677 shares; liquidation value: $6,771,876 at December 31,
   2003                                                                                                      -           6,692,603
                                                                                                ---------------     ---------------

Commitments and contingencies

Shareholders' equity (deficiency):
   Preferred stock, $.01 par value; authorized: 2,497,500 and 4,997,500 shares, respectively;
     none issued and outstanding                                                                             -                   -
   Series C Convertible Preferred Stock, net, $.01 par value; authorized: 1,500 shares;
     issued and outstanding: 145 shares; liquidation value: $1,454,791 at September 30, 2004                 1                   -
   Series D Convertible Preferred Stock, net, $.01 par value; authorized: 2,500,000 and 0 shares, respectively; issued and outstanding: 1,707,143 and 0 shares, respectively;
     liquidation value: $1,707,143 and $0, respectively                                                 17,071                   -
   Common stock, $.01 par value; authorized:  200,000,000 shares; issued and outstanding:
     54,268,149 and 27,245,932 shares, respectively                                                    542,681             272,459
   Additional paid-in capital                                                                       76,159,616          65,578,653
   Deferred stock compensation                                                                         (17,500)             (2,673)
   Accumulated deficit                                                                             (70,897,772)        (68,392,966)
                                                                                                ---------------     ---------------
                  Total shareholders' equity (deficiency)                                            5,804,097          (2,544,527)
                                                                                                ---------------     ---------------
                  Total liabilities and shareholders' equity (deficiency)                       $    8,367,007      $    9,467,160
                                                                                                ===============     ===============
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